INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in this Registration Statement of Business Bancorp on Form S-4 of our report dated January 12, 2001, on the consolidated financial statements of MCB Financial Corporation as of December 31, 2000 and 1999 and for each of the years in the three year period ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California
September 21, 2001